Exhibit 10.1
July 19, 2010
AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122
And
Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789
And
Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145

Re:	Fourteenth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”)
Ladies and Gentlemen:
AMCON Distributing Company, a Delaware corporation (“AMCON”), Chamberlin Natural Foods, Inc., a Florida corporation (“Chamberlin Natural”), and Health Food Associates, Inc., an Oklahoma corporation (“Health Food”) (AMCON, Chamberlin Natural, and Health Food are each referred to as a “Borrower” and are collectively referred to as “Borrowers”) and Bank of America, N.A., as successor in interest to LaSalle Bank National Association, a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself, M&I Marshall & Ilsley Bank (successor by merger to Gold Bank), and all other lenders from time to time party to the Loan Agreement referred to below (“Lenders”), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the “Loan Agreement”). From time to time thereafter, Borrowers, Agent and Lenders have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Loan Agreement (the Loan Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

AMCON Distributing Company
Chamberlin Natural Foods, Inc.
Health Food Associates, Inc.
July 19, 2010

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendment of the Agreement.
(a) Section 10 of the Agreement is amended and restated in its entirety to read as follows:
10. TERMINATION; AUTOMATIC RENEWAL.
THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL JANUARY 1, 2012 (THE “ORIGINAL TERM”) AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A “RENEWAL TERM”) UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) A BORROWER OR ANY LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTIES HERETO WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM. If one or more of the events specified in clauses (A) and (B) occurs, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and its Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender’s indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to such Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account. If, during the term of this Agreement, Borrowers prepay all of the Liabilities and this Agreement is terminated, Borrowers jointly and severally agree to pay to Agent, for the benefit of the Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to one-half of one percent (1/2%) of the Maximum Loan Limit if such prepayment occurs on or before January 1, 2011. Notwithstanding the foregoing, no prepayment fee shall be required in the event that such prepayment occurs after January 1, 2011.

AMCON Distributing Company
Chamberlin Natural Foods, Inc.
Health Food Associates, Inc.
July 19, 2010

2. Conditions of Amendment. This Amendment shall not become effective until Agent shall have received this Amendment, duly executed by the parties hereto.
3. Representations and Warranties. The representations and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.
4. Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of or incurred by Agent (including, but not limited to, legal fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amendment. In addition to the foregoing, the Borrower agrees to pay to the Agent for the benefit of the Lenders an amendment fee equal to $25,000 which shall be fully earned and non-refundable as of the date hereof and be distributed to the Lenders in accordance with their Pro Rata Share of the loan commitments.
5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
6. Reaffirmation. Except as expressly amended hereby, the Agreement and the Other Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Each Borrower hereby reaffirms its grant of the security interest in the Collateral.
7. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard to conflict of laws principles of such State.
[Signatures appear on following pages]

BANK OF AMERICA, N.A., a national banking association, as Agent and a Lender
By:	/s/ Jason Hoefler
Title: VP

M&I MARSHALL & ILSLEY BANK, as a Lender
By:	/s/ Sam S. Pepper, Jr.
Title: EVP

M&I MARSHALL & ILSLEY BANK, as a Lender
By:	/s/ Michael Doyle
Title: Vice President

ACKNOWLEDGED AND AGREED TO this 19th day of July, 2010:

AMCON DISTRIBUTING COMPANY

By:	/s/ Andrew C. Plummer Title: CFO / VP

CHAMBERLIN NATURAL FOODS, INC.

By:	/s/ Clifford Ginn Title: : VP

HEALTH FOOD ASSOCIATES, INC.

By:	/s/ Clifford Ginn Title: : VP